UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2008
SCHERING-PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-6571 (Commission File Number)	22-1918501 (IRS Employer Identification No.)
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (908) 298-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On April 2, 2008, Schering-Plough announced a major new program, the Productivity Transformation Program, designed to reduce and avoid costs and increase productivity. This program will target reducing costs by $1.5 billion on an annualized basis by 2012. A substantial amount of these cost reductions are anticipated to be accomplished by the end of 2010. (A press release dated April 2, 2008, titled “Schering-Plough Launches Productivity Transformation Program To Confront New Challenges,” is attached as Exhibit 99.1). The $1.5 billion goal includes previously announced synergy targets of $500 million in connection with the integration of Organon BioSciences.
The design of this program is currently being finalized and is expected to include the following components: headcount reductions and consolidation of management functions (including eliminating a target of 10 percent of overall headcount), product and R&D project re-sizing, procurement savings, streamlining of manufacturing and manufacturing productivity improvements. The manufacturing streamlining actions will be targeted for the later stages of the program.
The goal of this program is to create a leaner, stronger company to allow Schering-Plough to produce long-term high performance in the current pharmaceutical industry environment, especially in the United States. The current environment includes a political environment that is increasingly discouraging to pharmaceutical innovation; a societal and regulatory environment where the tolerance of risk is quite low and is not in balance with the pressure for new drugs to meet unmet medical needs; and specifically to Schering-Plough, the anticipated lower sales of the Merck/Schering-Plough cholesterol joint venture products VYTORIN and ZETIA in the United States.

DISCLOSURE NOTICE: The information in this 8-K and the press release attached as Exhibit 99.1 and other written and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and are based on current expectations or forecasts of future events. You can identify these forward-looking statements by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “potential,” “will,” and other similar words and terms. In particular, forward-looking statements include statements relating to the company’s plans; its strategies; its progress under the Action Agenda and anticipated timing regarding future performance of the Action Agenda; business prospects; anticipated growth; expected cost reductions and synergies related to the Productivity Transformation Program and the Organon BioSciences acquisition; prospective products or product approvals; trends in performance; anticipated timing of clinical trials and its impact on R&D spending; anticipated exclusivity periods; actions to enhance clinical, R&D, manufacturing and post-marketing systems; and the potential of certain products including VYTORIN and ZETIA and trending in the cholesterol market. Actual results may vary materially from the company’s forward-looking statements, and there are no guarantees about the performance of Schering-Plough stock or Schering-Plough’s business. Schering-Plough does not assume the obligation to update any forward-looking statement. A number of risks and uncertainties could cause results to differ materially from forward-looking statements, including, among other uncertainties, market viability of the company’s (and the cholesterol joint venture’s) marketed and pipeline products; market forces; economic factors such as interest rate and exchange rate fluctuations; the outcome of contingencies such as litigation and investigations including litigation and investigations relating to the ENHANCE clinical trial; product availability; patent and other intellectual property protection; current and future branded, generic or over-the-counter competition; the regulatory process (including product approvals, labeling and post-marketing actions); scientific developments relating to marketed products or pipeline projects; and media and societal reaction to such developments. For further details of these and other risks and uncertainties that may impact forward-looking statements, see Schering-Plough’s Securities and Exchange Commission filings, including Part I, Item 1A of the company’s 10-KA filed March 3, 2008.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release dated April 2, 2008 titled “Schering-Plough Launches Productivity Transformation Program to Confront New Challenges”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Schering-Plough Corporation
By: /s/ Steven H. Koehler
Steven H. Koehler
Vice President and Controller
Date: April 4, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated April 2, 2008 titled “Schering-Plough Launches Productivity Transformation Program to Confront New Challenges”